CIRCOR Reports Third-Quarter 2020 Financial Results     Exhibit 99.1

Burlington, MA – November 5, 2020

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the third quarter ended September 27, 2020.

Third Quarter 2020 Overview
•Revenue of $187 million, down 21% reported, down 15% organically
◦Aerospace & Defense revenue of $62 million, down 8% reported, down 9% organically
◦Industrial revenue of $124 million, down 27% reported, down 18% organically
•Revenue drop through to earnings of 19%
•GAAP loss per share of $(2.93); Adjusted earnings per share of $0.36
•GAAP operating margin of 2.4%; Adjusted operating margin of 9.3%
•Aerospace & Defense operating margin of 23.7%, up 360 bps versus last year
•Gross debt reduction of $119 million and net debt reduction of $122 million over last 12 months
•Remain on track to achieve $45 million 2020 cost reduction plan
•Free cash flow flat and in line with prior guidance

“While the COVID-19 pandemic continues to have an impact around the globe, the strength, resilience, and diversification of our portfolio – together with the outstanding work and commitment of our employees – is mitigating the effect of the weaker economic environment,” said Scott Buckhout, CIRCOR’s President and CEO. “Fortunately, the mission critical nature of our products has ensured that our pricing strategy remains on track. In addition, the CIRCOR Operating System continues to play a pivotal role in driving execution, with most operating metrics improving through the downturn. We are working with urgency to ensure CIRCOR is positioned to take full advantage of an eventual market recovery by launching a record number of new products and establishing ongoing collaboration with customers and suppliers.”

“Looking ahead, we are focused on driving value for shareholders by investing in growth, expanding margins, generating strong free cash flow, and de-levering the balance sheet,” concluded Buckhout.

Selected Preliminary Consolidated Results

($ in millions except EPS)	Q3 2020	Q3 2019	Change	Q3 YTD 2020	Q3 YTD 2019	Change
Revenue	$186.6	$237.1	-21%	$564.9	$721.7	-22%
Revenue - excluding divested businesses[1]	186.6	216.4	-14%	560.0	645.1	-13%
GAAP operating (loss) income	4.4	(9.1)	148%	(70.4)	20.7	-440%
Adjusted operating income[2]	17.3	25.6	-32%	44.3	77.6	-43%
GAAP operating margin	2.4%	(3.8)%	620 bps	(12.5)%	2.9%	-1540 bps
Adjusted operating margin[2]	9.3%	10.8%	-150 bps	7.8%	10.8%	-300 bps
Adjusted operating margin ex divestitures[2]	9.3%	10.6%	-130 bps	7.9%	9.8%	-190 bps
GAAP loss per share (diluted)	$(2.93)	$(5.64)	48%	$(8.59)	$(6.81)	-26%
Adjusted earnings per share (diluted)[2]	$0.36	$0.63	-43%	$0.78	$1.80	-57%
Operating cash flow	2.5	9.1	-73%	(46.4)	(0.9)	-5056%
Free cash flow[3]	0.1	10.1	-99%	(55.6)	(6.6)	-742%
Orders	166.6	223.0	-25%	567.7	740.9	-23%
Orders - excluding divested businesses[1]	166.6	200.9	-17%	563.2	663.8	-15%

Segment Results

($ in millions)	Q3 2020	Q3 2019	Change	Q3 YTD 2020	Q3 YTD 2019	Change
Aerospace & Defense
Revenue	$62.2	$67.6	-8%	$190.0	$193.6	-2%
Segment operating income	14.8	13.6	9%	40.4	33.4	21%
Segment operating margin	23.7%	20.1%	360 bps	21.3%	17.2%	410 bps
Orders	59.1	64.0	-8%	207.8	245.5	-15%

Industrial
Revenue	$124.4	$169.4	-27%	$374.9	$528.1	-29%
Revenue - excluding divested businesses[1]	124.4	148.7	-16%	370.0	451.5	-18%
Segment operating income	9.8	21.3	-54%	27.4	70.0	-61%
Segment operating margin	7.9%	12.6%	-470 bps	7.3%	13.3%	-600 bps
Orders	107.5	159.0	-32%	359.9	495.5	-27%
Orders - excluding divested businesses[1]	107.5	136.9	-21%	355.5	418.3	-15%

1.Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Reliability Services, Spence/Nicholson and Instrumentation & Sampling (all Industrial) which were sold before September 27, 2020.
2.Adjusted consolidated and segment results for Q3 2020 exclude net income from discontinued operations of $0.3 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $12.9 million. These charges include: (i) $11.6 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $0.8 million of professional fees and other costs associated with restructuring and cost reductions; and (iii) $0.5 million of other special and restructuring charges. It also excludes the Q3 2020 charge for valuation allowance against deferred tax assets by virtue of using an effective tax rate in the adjusted results which is a $53.3 million adjustment to taxes. Adjusted consolidated and segment results for Q3 2019 exclude net loss from discontinued operations of $84.7 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $34.7million ($40.2 million, net of tax). These charges include: (i) $12.3 million for non-cash acquisition-related intangible amortization expense and amortization of the step-up in fixed asset values; (ii) $11.6 million related to business sales; (iii) $8.0 million of professional fees and other costs associated with restructuring and cost reductions; (iv) $4.0 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; and (iv) $1.1 million of other special and restructuring recoveries.
3.Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, November 5, 2020. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (833) 665-0658 or (914) 987-7312. The conference ID number is 9088809. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.

Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.
We exclude the results of discontinued operations.
We exclude goodwill impairment charges.
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to September 27, 2020 were completed on January 1, 2019 and excluding the impact of changes in foreign currency exchange rates.
CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.
Safe Harbor Statement
This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the fourth quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks and other similar matters. We advise you to read further about these and other risk factors set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications.  CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries.  The Company has a global presence with approximately 3,200 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Abhi Khandelwal
Senior Vice President Finance & Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	Q3 2020	Q3 2019	Q3 2020	Q3 2019

Net revenues	$186,640	$237,052	$564,920	$721,675
Cost of revenues	130,630	162,578	389,905	490,870
Gross profit	56,010	74,474	175,015	230,805
Selling, general and administrative expenses	50,652	60,039	164,948	190,227
Goodwill impairment charge	—	—	116,182	—
Special and restructuring charges (recoveries), net	938	23,519	(35,747)	19,893
Operating income (loss)	4,420	(9,084)	(70,368)	20,685
Other expense (income), net:
Interest expense, net	8,202	11,804	25,699	37,846
Other expense (income), net	765	(759)	229	(2,755)
Total other expense, net	8,967	11,045	25,928	35,091
(Loss) income from continuing operations before income taxes	(4,547)	(20,129)	(96,296)	(14,406)
Provision for (benefit from) income taxes	54,318	7,520	40,923	13,513
(Loss) income from continuing operations, net of tax	(58,865)	(27,649)	(137,219)	(27,919)
Income (loss) from discontinued operations, net of tax	341	(84,688)	(34,345)	(107,572)
Net loss	$(58,524)	$(112,337)	$(171,564)	$(135,491)

Basic income (loss) per common share:
Basic from continuing operations	$(2.94)	$(1.39)	$(6.87)	$(1.40)
Basic from discontinued operations	$0.02	$(4.25)	$(1.72)	$(5.41)
Net loss	$(2.93)	$(5.64)	$(8.59)	$(6.81)
Diluted income (loss) per common share:
Diluted from continuing operations	$(2.94)	$(1.39)	$(6.87)	$(1.40)
Diluted from discontinued operations	$0.02	$(4.25)	$(1.72)	$(5.41)
Net loss	$(2.93)	$(5.64)	$(8.59)	$(6.81)

Weighted average number of common shares outstanding:
Basic	20,001	19,916	19,975	19,898
Diluted	20,001	19,916	19,975	19,898

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended
	September 27, 2020	September 29, 2019
OPERATING ACTIVITIES
Net loss	$(171,564)	$(135,491)
Loss from discontinued operations, net of income taxes	(34,345)	(107,572)
Loss from continuing operations	(137,219)	(27,919)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	14,881	16,618
Amortization	32,418	36,023
Provision for bad debt expense	7,219	(469)
Write down of inventory	2,386	301
Compensation expense for share-based plans	4,076	4,200
Amortization of debt issuance costs	6,463	3,669
Deferred tax provision	35,582	11,812
Loss on sale or write-down of property, plant and equipment	—	2,889
Goodwill impairment charge	116,182	—
(Gain) loss on sale of businesses	(54,253)	2,707
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	18,051	17,413
Inventories	(8,477)	(11,724)
Prepaid expenses and other assets	(39,184)	(20,546)
Accounts payable, accrued expenses and other liabilities	(30,468)	(18,300)
Net cash (used in) provided by continuing operating activities	(32,343)	16,674
Net cash used in discontinued operating activities	(14,022)	(17,585)
Net cash used in operating activities	(46,365)	(911)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(9,147)	(9,519)
Proceeds from sale of property, plant and equipment	(122)	99
Proceeds from the sale of business	166,210	163,056
Proceeds from beneficial interest of factored receivables	2,212	—
Net cash provided by continuing investment activities	159,153	153,636
Net cash used in discontinued investing activities	(11,338)	(2,435)
Net cash provided by investing activities	147,815	151,201
FINANCING ACTIVITIES
Proceeds from long-term debt	165,800	231,950
Payments of long-term debt	(279,191)	(379,897)
Proceeds from the exercise of stock options	117	106
Net cash used in continuing financing activities	(113,274)	(147,841)
Net cash used in financing activities	(113,274)	(147,841)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	29	(1,753)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(11,795)	696
Cash, cash equivalents, and restricted cash at beginning of period	85,727	69,525
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$73,932	$70,221

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	September 27, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,772	$84,531
Trade accounts receivable, less allowance for doubtful accounts of $10,424 and $3,086 at September 27, 2020 and December 31, 2019, respectively	102,840	125,422
Inventories	144,476	137,309
Prepaid expenses and other current assets	98,401	66,664
Assets held for sale	—	161,193
Total Current Assets	418,489	575,119
PROPERTY, PLANT AND EQUIPMENT, NET	167,037	172,179
OTHER ASSETS:
Goodwill	158,117	271,893
Intangibles, net	357,038	385,542
Deferred income taxes	905	30,852
Other assets	43,621	35,360
TOTAL ASSETS	$1,145,207	$1,470,945
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,966	$79,399
Accrued expenses and other current liabilities	86,176	94,169
Accrued compensation and benefits	27,570	19,518
Liabilities held for sale	—	43,289
Total Current Liabilities	177,712	236,375
LONG-TERM DEBT	527,721	636,297
DEFERRED INCOME TAXES	16,823	21,425
PENSION LIABILITY, NET	143,599	146,801
OTHER NON-CURRENT LIABILITIES	58,538	38,636
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 19,997,931 and 19,912,362 outstanding at September 27, 2020 and December 31, 2019 respectively	214	213
Additional paid-in capital	451,351	446,657
(Accumulated deficit) retained earnings	(72,528)	99,280
Common treasury stock, at cost (1,372,488 shares at September 27, 2020 and December 31, 2019)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(83,751)	(80,267)
Total Shareholders' Equity	220,814	391,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,145,207	$1,470,945

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended		Nine Months Ended
	Q3 2020	Q3 2019	Q3 2020	Q3 2019

ORDERS (1)
Aerospace & Defense	$59.1	$64.0	$207.8	$245.5
Industrial	107.5	159.0	359.9	495.4
Total Orders	$166.6	$223.0	$567.7	$740.9

	Q3 2020	Q3 2019
BACKLOG (2)
Aerospace & Defense	$211.4	$206.9
Industrial	204.0	218.4
Total Backlog	$415.4	$425.3

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the nine months ended September 27, 2020 include orders from businesses divested prior to September 27, 2020 of $4.5 million. Orders for the three months ended September 27, 2019 include orders from businesses divested of $22.1 million ($77.1 million for the nine months ended September 27, 2019). Divested businesses are Reliability Services, Spence/Nicholson and Instrumentation & Sampling, all in the Industrial segment.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized. Backlog at Q3 2019 includes $9.1 million for Industrial related to divested businesses.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages)
UNAUDITED

	2019					2020
As reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$59,105	$207,752
Industrial	171,834	164,642	158,986	168,091	663,553	136,443	116,023	107,453	359,919
Total	$259,941	$258,047	$222,954	$236,550	$977,492	$208,474	$192,639	$166,558	$567,671

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$62,249	$189,983
Industrial	177,615	181,074	169,431	163,568	691,688	126,720	123,825	124,391	374,937
Total	$238,855	$245,768	$237,052	$242,638	$964,313	$192,213	$186,066	$186,640	$564,920

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$14,782	$40,418
Industrial	22,581	26,174	21,278	20,757	90,790	5,169	12,406	9,807	27,383
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(7,244)	(23,496)
Total	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$17,345	$44,305

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	23.7%	21.3%
Industrial	12.7%	14.5%	12.6%	12.7%	13.1%	4.1%	10.0%	7.9%	7.3%
Total	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	9.3%	7.8%

	2019					2020
Results of divested businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS - Industrial	$30,611	$24,448	$22,090	$18,047	$95,196	$4,449	$—	$—	$4,449
NET REVENUES - Industrial	$29,787	$26,101	$20,697	$18,602	$95,187	$4,900	$—	$—	$4,900
SEGMENT OP. INC. -Industrial	$6,217	$5,229	$2,677	$3,166	$17,289	$—	$—	$—	$—

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2019					2020
Results excluding divested businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$59,105	$207,752
Industrial	141,223	140,194	136,896	150,044	568,357	131,994	116,023	107,453	355,470
Total	$229,330	$233,599	$200,864	$218,503	$882,296	$204,025	$192,639	$166,558	$563,222

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$62,249	$189,983
Industrial	147,828	154,973	148,734	144,966	596,501	121,820	123,825	124,391	370,037
Total	$209,068	$219,667	$216,355	$224,036	$869,126	$187,313	$186,066	$186,640	$560,020

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$14,782	$40,418
Industrial	16,364	20,945	18,601	17,591	73,501	5,169	12,406	9,807	27,383
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(7,244)	(23,496)
Total	$17,216	$23,360	$22,917	$29,019	$92,512	$11,075	$15,884	$17,345	$44,305

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	23.7%	21.3%
Industrial	11.1%	13.5%	12.5%	12.1%	12.3%	4.2%	10.0%	7.9%	7.4%
Total	8.2%	10.6%	10.6%	13.0%	10.6%	5.9%	8.5%	9.3%	7.9%

(1) Divested businesses are related to the Industrial Segment and include Reliability Services, Spence/Nicholson and Instrumentation & Sampling. Engineered Valves and Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(22,378)	$12,339	$9,128	$16,822	$15,911	$(23,947)	$(24,883)	$2,465	$(46,365)
LESS
Capital expenditures, net of sale proceeds (a)	3,689	2,995	(963)	(1,535)	4,186	3,412	3,527	2,330	9,269
FREE CASH FLOW	$(26,067)	$9,344	$10,091	$18,357	$11,725	$(27,359)	$(28,410)	$135	$(55,634)

Gross Debt	$753,950	$748,250	$659,100	$653,850	$653,850	$602,288	$592,038	$540,463	$540,463
Less: Cash & Cash equivalents	73,619	76,082	69,225	84,531	84,531	170,861	125,421	72,772	72,772
GROSS DEBT, NET OF CASH	$680,331	$672,168	$589,875	$569,319	$569,319	$431,427	$466,617	$467,691	$467,691

TOTAL SHAREHOLDERS' EQUITY	$516,177	$494,899	$375,388	$391,411	$391,411	$290,845	$273,351	$220,814	$220,814

GROSS DEBT AS % OF EQUITY	146%	151%	176%	167%	167%	207%	217%	245%	245%
GROSS DEBT, NET OF CASH AS % OF EQUITY	132%	136%	157%	145%	145%	148%	171%	212%	212%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,936)	$(78,948)	$(34,092)	$(58,524)	$(171,564)
LESS:
Restructuring related inventory charges	325	—	(1,145)	—	(820)	(602)	—	351	(250)
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883	588	502	3,973
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	10,625	31,523
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,011	2,965
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	(39,720)
Goodwill Impairment charge	—	—	—	—	—	116,182	—	—	116,182
Income tax impact	3,625	(2,266)	5,533	(1,752)	5,140	7,704	(22,549)	53,240	38,395
Net loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,848	(341)	34,345
ADJUSTED NET INCOME	$10,403	$12,939	$12,561	$16,587	$52,490	$4,074	$4,475	$7,300	$15,849

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(0.23)	$(0.93)	$(5.64)	$0.08	$(6.73)	$(3.96)	$(1.68)	$(2.93)	$(8.59)
LESS:
Restructuring related inventory charges	0.02	—	(0.06)	—	(0.04)	(0.03)	—	0.02	(0.01)
Restructuring charges, net	0.02	0.02	0.25	(0.03)	0.26	0.14	0.03	0.02	0.20
Acquisition amortization	0.61	0.57	0.56	0.56	2.30	0.51	0.53	0.53	1.58
Acquisition depreciation	0.06	0.06	0.06	0.05	0.22	0.05	0.05	0.05	0.15
Special (recoveries) charges, net	(0.41)	0.20	0.93	0.18	0.89	(2.27)	0.25	0.02	(1.99)
Impairment charge	—	—	—	—	—	5.83	—	—	5.82
Income tax impact	0.18	(0.12)	0.28	(0.10)	0.24	0.39	(1.11)	2.66	1.91
Earnings (Loss) per share from discontinued operations	0.29	0.86	4.25	0.08	5.48	(0.46)	2.16	(0.02)	1.72
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.52	$0.65	$0.63	$0.82	$2.62	$0.20	$0.22	$0.36	$0.78

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,936)	$(78,948)	$(34,092)	$(58,524)	$(171,564)
LESS:
Interest expense, net	13,094	12,947	11,804	10,763	48,609	9,011	8,486	8,202	25,699
Depreciation	5,499	5,568	5,551	5,427	22,045	5,121	4,958	4,802	14,881
Amortization	12,536	11,685	11,629	11,741	47,591	10,516	10,976	10,925	32,418
Provision for income taxes	5,709	284	7,490	1,193	14,676	8,374	(21,769)	54,318	40,923
Loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,847	(341)	34,345
EBITDA	$37,933	$29,121	$8,825	$32,274	$108,152	$(55,088)	$12,406	$19,383	$(23,299)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	351	(250)
Restructuring charges (recoveries), net	358	299	5,038	(509)	5,186	2,883	588	502	3,973
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	(39,720)
Goodwill impairment charge	—	—	—	—	—	116,182	—	—	116,182
ADJUSTED EBITDA	$30,416	$33,337	$31,199	$35,253	$130,204	$18,200	$18,013	$20,671	$56,885

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL

GAAP OPERATING INCOME (LOSS)	$17,750	$12,020	$(9,084)	$16,996	$37,682	$(73,405)	$(1,384)	$4,420	$(70,368)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	351	(250)
Amortization of inventory step-up	—	—	—	—	—	—	—	—	—
Restructuring charges (recoveries), net	358	299	5,038	(509)	5,186	2,883	588	502	3,973
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	10,625	31,523
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,011	2,965
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	436	(39,720)
Goodwill impairment charge	—	—	—	—	—	116,182	—	—	116,182
ADJUSTED OPERATING INCOME	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$17,345	$44,305

GAAP OPERATING MARGIN	7.4%	4.9%	(3.8)%	7.0%	3.9%	(38.2)%	(0.7)%	2.4%	(12.5)%
LESS:
Restructuring related inventory charges (recoveries)	0.1%	—%	(0.5)%	—%	(0.1)%	(0.3)%	—%	0.2%	—%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%	—%	—%	—%
Restructuring charges (recoveries), net	0.1%	0.1%	2.1%	(0.2)%	0.5%	1.5%	0.3%	0.3%	0.7%
Acquisition amortization	5.1%	4.6%	4.7%	4.6%	4.7%	5.3%	5.7%	5.7%	5.6%
Acquisition depreciation	0.5%	0.5%	0.5%	0.4%	0.5%	0.5%	0.5%	0.5%	0.5%
Special (recoveries) charges, net	(3.4)%	1.6%	7.8%	1.4%	1.8%	(23.5)%	2.7%	0.2%	(7.0)%
Goodwill impairment charge	—%	—%	—%	—%	—%	60.4%	—%	—%	20.6%
ADJUSTED OPERATING MARGIN	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	9.3%	7.8%